Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
NETSTREIT Corp:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KMPG LLP

Dallas, Texas
August 5, 2020